                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

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Check the appropriate box:

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[ ]      Definitive Additional Materials

[ ]      Soliciting Material under Rule 14a-12

[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))

                               RENT-A-CENTER, INC.
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1) Title of each class of securities to which transaction applies:

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         2)       Aggregate number of securities to which transaction applies:

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         3)       Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it
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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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         4)       Date Filed:

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

                              (RENT-A-CENTER LOGO)

                              PROXY STATEMENT FOR
                                      AND
                                   NOTICE OF
                        2003 ANNUAL STOCKHOLDERS MEETING

               ANNUAL  May 21, 2003
             MEETING:  9:30 a.m. local time

            LOCATION:  Rent-A-Center, Inc.
                       5700 Tennyson Parkway
                       Fourth Floor
                       Plano, Texas 75024

               RECORD  Close of business on March 26, 2003
                DATE:
                       If you were a stockholder of record at the close of business on March 26, 2003, you may vote at the meeting.

     NUMBER OF VOTES:  Holders of our Common Stock are entitled to one vote for each share of Common Stock they owned on March 26, 2003. The holders of our Preferred Stock were entitled to convert their two shares of Preferred Stock into 70 shares of our Common Stock on March 26, 2003, and thus are entitled to an equal number of votes.

              AGENDA:  1.  To elect two directors, each of whom is to be elected by all of the stockholders; and

                       2.  To transact any other proper business.

             PROXIES:  Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies "for" the Board's nominees. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the proxy holders will vote for a person whom they believe will carry on our present policies.

              PROXIES  The Board of Directors.
        SOLICITED BY:

        FIRST MAILING  This proxy statement is dated April 18, 2003. We are first mailing this proxy statement on
                DATE:  or about April 23, 2003.

             REVOKING  You may revoke your proxy before it is voted at the meeting. To revoke, follow the
          YOUR PROXY:  procedures listed on page 19 under "Voting Procedures/Revoking Your Proxy -- How You May
                       Revoke Your Proxies."

         PLEASE VOTE BY RETURNING YOUR PROXY -- YOUR VOTE IS IMPORTANT PROMPT RETURN OF YOUR PROXY WILL HELP REDUCE THE COSTS OF RESOLICITATION.

                                    CONTENTS

ELECTION OF DIRECTORS.......................................     2
EXECUTIVE OFFICERS..........................................     7
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....     9
PERFORMANCE GRAPH...........................................    10
EXECUTIVE COMPENSATION AND OTHER INFORMATION................    11
OTHER BUSINESS..............................................    16
INDEPENDENT PUBLIC ACCOUNTANT INFORMATION...................    16
AUDIT COMMITTEE REPORT ON RENT-A-CENTER'S FINANCIAL
  STATEMENTS................................................    17
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE........    17
RENT-A-CENTER STOCK OWNERSHIP...............................    18
VOTING PROCEDURES/REVOKING YOUR PROXY.......................    19
SUBMISSION OF STOCKHOLDER PROPOSALS.........................    20
ANNUAL REPORT ON FORM 10-K..................................    20

                             ELECTION OF DIRECTORS

      BOARD STRUCTURE:    The number of directors currently constituting our entire Board is seven. The directors are divided into three classes. In general, directors in each class serve for a term of three years.
                          Under the terms of our Certificate of Incorporation, the holders of our Preferred Stock are entitled to elect two of the seven directors, one of which is a Class I director and one of which is a Class II director. Mr. Copses currently serves as the Class I director and Mr.
                          Berg currently serves as the Class II director elected by the holders of our Preferred
                          Stock. In addition, under the terms of the stockholders agreement between Apollo, Mr.
                          Speese and us, Apollo is entitled to designate a third person to be nominated as a Class
                          III director who is to be elected by all of our stockholders. Mr. Jhawar currently serves as the Class III director designated by Apollo.

NUMBER OF DIRECTORS TO    Two directors are to be elected, each of whom is to be elected by all of our stockholders.
           BE ELECTED:

        BOARD NOMINEES    OUR BOARD HAS NOMINATED J.V. LENTELL AND ANDREW S. JHAWAR TO BE RE-ELECTED BY ALL OF THE
                          STOCKHOLDERS. IN ACCORDANCE WITH THE STOCKHOLDERS AGREEMENT, MR. JHAWAR HAS BEEN DESIGNATED
                          BY APOLLO TO SERVE AS THE CLASS III DIRECTOR. WE URGE YOU TO VOTE FOR MESSRS. LENTELL AND
                          JHAWAR.

TERMS TO EXPIRE AT THE    J.V. Lentell                    Mr. Lentell has served as one of our directors since
  2006 ANNUAL MEETING:                                    February 1995. Mr. Lentell was employed by Kansas State
                                                          Bank & Trust Co., Wichita, Kansas, from 1966 until July
                                                          1993, serving as Chairman of the Board from 1981 until July
                                                          1993. Since July 1993, he has served as a director and Vice
                                                          Chairman of the Board of Directors of Intrust Bank, N.A.,
                                                          successor by merger to Kansas State Bank & Trust Co. Mr.
                                                          Lentell's term as a Class III director expires at this
                                                          year's annual stockholders meeting. Mr. Lentell is 64 years old.

                          Andrew S. Jhawar                Mr. Jhawar has served as one of our directors since October
                                                          2001. Mr. Jhawar is a Vice President of Apollo Management,
                                                          L.P., where he has worked since February 2000. Prior to
                                                          joining Apollo, Mr. Jhawar was an investment banker at
                                                          Donaldson, Lufkin, & Jenrette Securities from August 1999
                                                          until January 2000 and, from July 1993 until December 1997, at Jefferies & Company, Inc., primarily concentrating on
                                                          the structuring and execution of high yield and equity
                                                          financing transactions. From January 1998 until June 1999,
                                                          Mr. Jhawar attended Harvard Business School where he
                                                          received his MBA degree. Mr. Jhawar serves as the Class III director designated by Apollo under the stockholders
                                                          agreement between Apollo, Mr. Speese and us. Mr. Jhawar's
                                                          term as a Class III director expires at this year's annual stockholders meeting. Mr. Jhawar is 31 years old.

CONTINUING DIRECTORS

TERMS TO EXPIRE AT THE    Mitchell E. Fadel               Mr. Fadel has served as our President since July 2000, as
  2004 ANNUAL MEETING:                                    our Chief Operating Officer since December 2002 and as a
                                                          director since December 2000. From November 1992 until July
                                                          2000, Mr. Fadel served as President and Chief Executive
                                                          Officer of our subsidiary ColorTyme. We acquired ColorTyme in May 1996. From 1983 until 1991, Mr. Fadel was a regional manager for Thorn Americas and its affiliates. Mr. Fadel's term as a Class I director expires at our 2004 annual
                                                          stockholders meeting. Mr. Fadel is 45 years old.

                          Peter P. Copses                 Mr. Copses has served as one of our directors since August
                                                          1998. Mr. Copses is a Vice President of Apollo Management,
                                                          L.P., where he has worked since 1990. Prior to joining
                                                          Apollo, Mr. Copses was an investment banker at Drexel
                                                          Burnham Lambert and subsequently at Donaldson, Lufkin, &
                                                          Jenrette Securities, primarily concentrating on the
                                                          structuring, financing and negotiation of mergers and
                                                          acquisitions. Mr. Copses is also a director of Zale
                                                          Corporation, an operator of specialty retail jewelry
                                                          stores. Mr. Copses serves as one of the two directors
                                                          elected by the holders of our Preferred Stock. Mr. Copses'
                                                          term as a Class I director expires at our 2004 annual
                                                          stockholders meeting. Mr. Copses is 44 years old.

                          Mary Elizabeth Burton           Ms. Burton has served as a director since May 2002. Since
                                                          July 1992, Ms. Burton has also served as the Chairman and
                                                          Chief Executive Officer of BB Capital, Inc., a management
                                                          services and advisory company, which she owns. From June
                                                          1998 until April 1999, Ms. Burton served as the Chief
                                                          Executive Officer of The Cosmetic Center, Inc. During her
                                                          twenty-five year career, Ms. Burton has also served as the
                                                          Chief Executive Officer of Supercuts, Inc. and PIP
                                                          Printing, Inc., as well as serving in various other senior executive level capacities in the retailing industry. Ms.
                                                          Burton currently also serves on the Board of Directors of
                                                          Staples, Inc., The Sports Authority, Inc. and Aeropostale,
                                                          Inc. Ms. Burton's term as a Class I director expires at our
                                                          2004 annual meeting. Ms. Burton is 51 years old.

TERMS TO EXPIRE AT THE    Mark E. Speese                  Mr. Speese has served as our Chairman of the Board and
  2005 ANNUAL MEETING:                                    Chief Executive Officer since October 2001 and has served
                                                          as one of our directors since 1990. Mr. Speese previously
                                                          served as our Vice Chairman from September 1999 until
                                                          December 2000. From 1990 until April 1999, Mr. Speese
                                                          served as our President. Mr. Speese also served as our
                                                          Chief Operating Officer from November 1994 until March
                                                          1999. From our inception in 1986 until 1990, Mr. Speese
                                                          served as a Vice President responsible for our New Jersey
                                                          operations. Prior to joining us, Mr. Speese was a regional manager for Thorn Americas from 1979 until 1986. Mr.
                                                          Speese's term as a Class II director expires at our 2005
                                                          annual stockholders meeting. Mr. Speese is 45 years old.

                          Laurence M. Berg                Mr. Berg has served as one of our directors since August
                                                          1998. Mr. Berg is a Vice President of Apollo Management,
                                                          L.P., where he has worked since 1992. Prior to joining
                                                          Apollo, Mr. Berg was a member of the Mergers and
                                                          Acquisition Group at Drexel Burnham Lambert. Mr. Berg is
                                                          also a director of Sylvan Learning Systems, a provider of
                                                          personalized instruction services, and AMC Entertainment,
                                                          an operator of movie theaters. Mr. Berg serves as one of
                                                          the two directors elected by the holders of our Preferred
                                                          Stock. Mr. Berg's term as a Class II director expires at
                                                          our 2005 annual stockholders meeting. Mr. Berg is 36 years old.

BOARD INFORMATION

       BOARD MEETINGS:    During 2002, our Board of Directors met eight times, including regularly scheduled and special meetings. Each director attended all meetings of the Board during his or her service as a director, except that Mr. Speese was unable to attend one meeting after receiving or waiving proper notice, and each of Messrs. Fadel and Berg was unable to attend two meetings after receiving or waiving proper notice. The Board also took action by unanimous written consent eleven times during 2002.

     BOARD COMMITTEES:    Under our stockholders agreement, each committee of our Board is to consist of three directors, one of whom must be a director nominated by Apollo. Under our Certificate of
                          Incorporation and our stockholders agreement, so long as our Preferred Stock is outstanding, one member of each of the Audit Committee, the Compensation Committee, the
                          Finance Committee and the Executive Committee, if one is created, must be a director who was elected by holders of our Preferred Stock, which counts as Apollo's one designee on such committee.

                          THE AUDIT COMMITTEE recommends the appointment of our independent auditors. It also approves audit reports and plans, accounting policies, audit fees and certain other expenses. The Board has adopted a written charter for the Audit Committee, a copy of which was most recently published in the proxy statement for our 2001 Annual Stockholders
                          Meeting. The Audit Committee reviews and reassesses the adequacy of the written charter on an annual basis.

                          The Sarbanes-Oxley Act of 2002, along with related SEC rulemaking, added a number of provisions to federal law increasing the responsibility and strengthening the authority of corporate audit committees. Related rules regarding audit committee structure and responsibility have also been proposed by the NASD and will become applicable to our Audit
                          Committee upon adoption. As a result, we are presently reviewing our written charter, and it is expected that our Board, with the recommendation of our Audit Committee, will amend the charter later this year to reflect the relevant provisions of the Sarbanes-Oxley Act and related SEC and NASD rules.

                          The Audit Committee held six meetings in 2002. The Board has determined that each of
                          Messrs. Copses and Lentell and Ms. Burton is an "audit committee financial expert" as defined by SEC rules. In addition, each of them is "independent" as defined by the NASD listing standards. Under our Certificate of Incorporation and our stockholders agreement, a director elected by the holders of our Preferred Stock must be a member of the Audit
                          Committee. Members: Mr. Copses, Chairman, Mr. Lentell and Ms. Burton.

                          THE COMPENSATION COMMITTEE manages executive officer compensation. It also administers our compensation and incentive plans, including our Long-Term Incentive Plan. The Compensation
                          Committee evaluates the competitiveness of our compensation and the performance of our executive officers, including our Chief Executive Officer. The Compensation Committee held one regular meeting in 2002 and acted by unanimous written consent eight times during 2002.
                          All members of the Compensation Committee are non-employee directors. Under our Certificate of Incorporation and our stockholders agreement, a director elected by the holders of our
                          Preferred Stock must be a member of the Compensation Committee. Members: Mr. Lentell,
                          Chairman, and Messrs. Berg and Copses.

                          THE FINANCE COMMITTEE.  Under our Certificate of Incorporation, the Finance Committee must approve the issuance of our debt and equity securities, except in limited circumstances. In certain cases the approval must be unanimous. Under our Certificate of Incorporation and our stockholders agreement, a director elected by the holders of our Preferred Stock must be a member of the Finance Committee. The Finance Committee met once during 2002 and acted by unanimous written consent twice during 2002. Members: Messrs. Speese, Lentell and
                          Copses.

BOARD COMPENSATION

    RETAINER AND FEES:    Non-employee directors each received $3,500 for each Board meeting and $1,000 for each
                          Committee meeting attended in 2002 and were reimbursed for their expenses in attending such meetings. In 2003, non-employee directors will each receive an annual retainer of $30,000, payable in four equal installments on the first day of each fiscal quarter. Additionally, non-employee directors will each receive $2,000 for each Board meeting and $1,000 for each
                          Committee meeting attended in person and will be reimbursed for their expenses in attending such meetings. Non-employee directors will also each receive $500 for each telephonic Board or committee meeting attended. Messrs. Speese and Fadel did not receive any compensation for their services as a director during 2002.

        OPTION GRANTS:    Non-employee directors receive options to purchase 9,000 shares of our Common Stock on the first business day of the first full fiscal year of service as a director and options to purchase 5,000 shares of our Common Stock on the first business day of each year thereafter. The exercise price of the options is the fair market value of shares of our
                          Common Stock on the grant date. These options vest and are exercisable immediately. Messrs.
                          Speese and Fadel were not granted any options for their services as a director during 2002.

                               EXECUTIVE OFFICERS

The Board appoints our executive officers at the first Board meeting following our annual stockholders meeting and updates the executive officer positions as needed throughout the year. Each executive officer serves at the behest of the Board and until their successors are elected and appointed or until the earlier of their death, resignation or removal.

The following table sets forth certain information with respect to our executive officers:

NAME                                      AGE                         POSITION
----                                      ---                         --------
Mark E. Speese........................    45    Chairman of the Board of Directors and Chief
                                                Executive Officer
Mitchell E. Fadel.....................    45    President and Chief Operating Officer
Dana F. Goble.........................    37    Executive Vice President -- Operations
Robert D. Davis.......................    31    Senior Vice President -- Finance, Chief Financial
                                                Officer and Treasurer
Christopher A. Korst..................    43    Senior Vice President -- General Counsel
Steven M. Arendt......................    46    President and Chief Executive Officer of ColorTyme,
                                                Inc.

    Mark E. Speese           Mr. Speese has served as our Chairman of our Board and Chief Executive Officer
                             since October 2001 and has served as one of our directors since 1990. Mr. Speese previously served as our Vice Chairman from September 1999 until December 2000.
                             From 1990 until April 1999, Mr. Speese served as our President. Mr. Speese also served as our Chief Operating Officer from November 1994 until March 1999. From our inception in 1986 until 1990, Mr. Speese served as a Vice President responsible for our New Jersey operations. Prior to joining us, Mr. Speese was a regional manager for Thorn Americas from 1979 until 1986.

    Mitchell E. Fadel        Mr. Fadel has served as our President since July 2000, as our Chief Operating
                             Officer since December 2002 and as a director since December 2000. From November
                             1992 until July 2000, Mr. Fadel served as President and Chief Executive Officer of ColorTyme. We acquired ColorTyme in May 1996. From 1983 until 1991, Mr. Fadel was a regional manager for Thorn Americas and its affiliates.

    Dana F. Goble            Mr. Goble has served as Executive Vice President -- Operations since July 2001 and as an Executive Vice President since March 1999. From March 2000 until July
                             2001, Mr. Goble also served as our Chief Operating Officer. From December 1996 until March 1999, Mr. Goble served as one of our Senior Vice Presidents, and from
                             May 1995 until December 1996, Mr. Goble served as one of our Regional Vice
                             Presidents. From April 1993 until May 1995, Mr. Goble served as our regional manager for the Detroit, Michigan area.

    Robert D. Davis          Mr. Davis has served as our Senior Vice President -- Finance since September
                             1999, as our Chief Financial Officer since March 1999 and as our Treasurer since
                             January 1997. From September 1998 until September 1999, Mr. Davis served as our
                             Vice President -- Finance and Treasurer. From June 1997 until September 1998, Mr.
                             Davis served as our Treasurer. From January 1997 until June 1997, Mr. Davis served as our Assistant Secretary and Treasurer. From June 1995 until January
                             1997, Mr. Davis served as our Payroll Supervisor and from June 1993 until June
                             1995 served as an accountant for us. Mr. Davis is a licensed certified public accountant in the State of Texas.

    Christopher A. Korst     Mr. Korst has served as our Senior Vice President -- General Counsel since May
                             2001. From January 2000 until May 2001, Mr. Korst owned and operated AdvantEdge
                             Quality Cars, which he acquired in a management buyout. From December 1997 until
                             October 1999, Mr. Korst served as Chief Operating Officer of AdvantEdge Quality
                             Cars. From November 1996 until November 1997, Mr. Korst served as Vice President of Thorn Auto, a division of Thorn Americas. During 1996, Mr. Korst served as
                             Vice President -- Business Development of Thorn Americas. From 1992 until 1996,
                             Mr. Korst served as Vice President -- Assistant General Counsel of Thorn
                             Americas.

    Steven M. Arendt         Mr. Arendt has served as President and Chief Executive Officer of ColorTyme since
                             July 2000. From January 1999 until July 2000, Mr. Arendt served as Chief
                             Operating Officer of ColorTyme. From January 1997 until December 1998, Mr. Arendt served as Vice President of Operations for Cash America, a pawn-shop chain based in Fort Worth, Texas. From July 1996 until December 1996, Mr. Arendt served as
                             Vice President of Special Projects for Thorn Americas. From March 1995 until July
                             1996, Mr. Arendt served as Vice President of Remco.

      CODE OF BUSINESS    Our Board has adopted a Code of Business Conduct and Ethics governing all of our employees,
   CONDUCT AND ETHICS:    including our Chief Executive Officer and our Chief Financial Officer. A copy of this Code of Business Conduct and Ethics is published on our website at www.rentacenter.com under the
                          "Company Information -- Investor Relations -- Corporate Profile" caption. We intend to make all required disclosures concerning any amendments to, or waivers from, the Code of
                          Business Conduct and Ethics on our website.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                  THE  The Compensation Committee reviews and approves
           COMMITTEE:  the compensation levels for our members of senior management, evaluates the performance of senior management, considers management succession and considers any related matters for us.

              OVERALL We have developed a compensation program for PHILOSOPHY AND executives and key employees designed to meet the
          OBJECTIVES:  following goals:



                       - Reward performance that increases the value of your stock;
                       - Attract, retain and motivate executives and key employees with competitive compensation opportunities;
                       -  Build and encourage ownership of our shares;
                       - Balance short-term and long-term strategic goals; and
                       - Address the concerns of our stockholders, employees, the financial community and the general public.

                       To meet these objectives, we reviewed competitive compensation data and implemented the base salary and annual and long-term incentive programs discussed below.

            EXECUTIVE  The available forms of executive compensation
        COMPENSATION:  include base salary, cash bonus awards and
                       incentive stock options, restricted stock awards and stock appreciation rights. Our performance is a key consideration in determining executive compensation. However, our compensation policy recognizes that stock price performance is only one measure of performance and, given industry business conditions and our long-term strategic direction and goals, it may not necessarily be the best current measure of executive performance.
                       Therefore, our compensation policy also gives consideration to the achievement of specified business objectives when determining executive officer compensation. The Compensation Committee, in certain cases, offers employees and executive officers equity compensation in addition to salary in keeping with our overall compensation philosophy, which attempts to place equity in the hands of our employees in an effort to further instill stockholder considerations and values in the actions of all our employees and executive officers.

                       Compensation paid to executive officers is based upon a company-wide salary structure consistent for each position relative to its authority and responsibility compared to industry peers. Stock option awards in fiscal year 2002 were used to reward certain officers and to retain them through the potential of capital gains and equity appreciation in Rent-A-Center. The number of stock options granted is determined by the subjective evaluation of the officer's ability to influence our long-term growth and profitability. Stock options granted to our senior management have been granted only pursuant to our Long-Term Incentive
                       Plan. The Board believes the award of options represents an effective incentive to create value for our stockholders.

                  CEO  The Compensation Committee established a base
        COMPENSATION:  salary for Mr. Speese of $550,000 for 2002. The
                       Compensation Committee also awarded Mr. Speese a bonus of $220,000 for services rendered in 2002.
                       For the 2003 fiscal year, the Compensation
                       Committee established a base salary for Mr. Speese of $600,000. The Compensation Committee deemed the
                       2002 bonus and the salary level for 2003 to be commensurate with the Chief Executive Officer's position at comparable publicly owned companies and in recognition of the increased responsibilities associated with our growth. In determining Mr. Speese's salary and bonus, the Compensation Committee considered Mr. Speese's industry experience, past performance and other subjective factors.

                       The Compensation Committee believes that the Chief
                       Executive Officer's 2002 and 2003 compensation levels were and are justified by Rent-A-Center's financial progress and performance against the goals set by the Compensation Committee.

                                                    COMPENSATION COMMITTEE
                                                    J. V. Lentell, Chairman
                                                    Laurence M. Berg
                                                    Peter P. Copses

                              PERFORMANCE GRAPH(1)
                  Comparison of Cumulative Total Return Among
  Rent-A-Center, NASDAQ Stock Market -- Market Index and Rent A-Center's "Peer
                                   Group"(2)

                              (PERFORMANCE GRAPH)

                                                      RENT-A-CENTER                PEER GROUP                    NASDAQ
                                                      -------------                ----------                    ------
12/31/97                                                 100.00                      100.00                      100.00
12/31/98                                                 154.88                       99.06                      141.04
12/31/99                                                  96.65                       92.66                      248.76
12/31/00                                                 168.29                       53.35                      156.35
12/31/01                                                 163.76                       64.35                      124.64
12/31/02                                                 243.66                       74.04                       86.94

(1) Assumes $100 invested on January 1, 1998 and dividends reinvested, if any. Historical performance does not necessarily predict future results.

(2) Because of the consolidation in the rent-to-own industry, our peer group has changed since December 31, 1997. Our peer group for the 2002 fiscal year consists of Aaron Rents, Inc., Bestway, Inc., Rent-Way, Inc. and Rainbow Rentals, Inc.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

            SUMMARY OF  The following table summarizes the compensation we paid our
         COMPENSATION:  Chairman and Chief Executive Officer and each of the four other most highly compensated executive officers at the end of 2002, based on compensation earned by them in 2002.
                        individuals who would have been among our four other most
                        highly compensated executive officers but for the fact that they were not serving as an executive officer at the end of
                        2002.

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                     ANNUAL             ------------
                                                                COMPENSATION(1)          SECURITIES
                        NAME &                              ------------------------     UNDERLYING          ALL OTHER
                        PRINCIPAL POSITION                  SALARY($)      BONUS($)      OPTIONS(#)       COMPENSATION($)
                        ------------------                  ---------      ---------    ------------      ---------------
                        Mark E. Speese.............  2002   $550,000       $220,000            --                --
                         Chairman of the Board &     2001   $126,900(2)          --       209,000(3)             --
                         Chief Executive Officer     2000   $120,000             --            --                --
                        Mitchell E. Fadel..........  2002   $400,000       $110,000            --                --
                         President                   2001   $400,000       $ 15,700       100,000(4)             --
                         & Chief Operating Officer   2000   $315,000       $ 76,600        35,000(5)             --
                        Dana F. Goble..............  2002   $250,000       $ 92,000            --                --
                         Executive Vice President    2001   $250,000       $ 15,700        25,000(6)             --
                         -- Operations               2000   $233,000       $ 17,400            --                --
                        Robert D. Davis............  2002   $180,000       $ 53,100            --                --
                         Senior Vice President --    2001   $170,000       $ 16,200        40,000(7)             --
                         Finance, Treasurer and      2000   $150,000       $ 17,300            --                --
                         Chief Financial Officer
                        Christopher A. Korst.......  2002   $240,000       $ 38,100            --                --
                         Senior Vice President       2001   $138,500       $  4,600        50,000(8)             --
                         -- General Counsel          2000         --             --            --                --
                        Anthony M. Doll............  2002   $160,000       $100,000            --                --
                         Senior Vice President       2001   $150,000       $ 32,700        10,000(9)             --
                                                     2000   $150,000       $ 20,300            --                --
                        David G. Ewbank............  2002   $160,000       $100,000            --                --
                         Senior Vice President       2001   $150,000       $ 41,100        10,000(10)            --
                                                     2000   $129,000       $ 17,500         5,000(11)            --

                  ------------------------------

                   (1) The named executive officers did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites or other benefits the aggregate cost of which did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for each such officer.

                   (2) On October 8, 2001, Mr. Speese was appointed as our
                       Chairman of the Board and Chief Executive Officer. Salary amount represents salary paid to Mr. Speese from October 8, 2001 through December 31, 2001.

                   (3) In January 2001, Mr. Speese, while serving as a
                       non-employee director, was granted 9,000 options to purchase our Common Stock on a one-for-one basis pursuant to our Long-Term Incentive Plan. The options vested immediately and expire ten years from the date of grant. In addition, in November 2001, while serving as our Chairman and Chief Executive Officer, Mr. Speese was granted 200,000 options to purchase our Common Stock on a one-for-one basis pursuant to our Long-Term Incentive Plan. These options vest as follows: 12.5% one year from the date of grant, an additional 12.5% two years from the date of grant, an additional 37.5% three years from the date of grant and the remaining 37.5% four years from the date of grant. Mr. Speese has also agreed to a lock-up period of two years following the date of grant during which he will not be permitted to exercise any of the options granted in the November 2001 grant.

                   (4) In November 2001, Mr. Fadel was granted 100,000 options to purchase our Common Stock on a one-for-one basis pursuant to our Long-Term Incentive Plan. The options vest over four years and expire ten years from the date of grant. Mr. Fadel has also agreed to a lock-up period of two years following the date of grant during which he will not be permitted to exercise any of the options granted in the November 2001 grant.

                   (5) In July 2000, Mr. Fadel was granted 35,000 options to
                       purchase our Common Stock on a one-for-one basis pursuant to our Long-Term Incentive Plan. The options vest over four years and expire ten years from the date of grant.

                   (6) In November 2001, Mr. Goble was granted 25,000 options to purchase our Common Stock on a one-for-one basis pursuant to our Long-Term Incentive Plan. The options vest over four years and expire ten years from the date of grant. Mr. Goble has also agreed to a lock-up period of two years following the date of grant during which he will not be permitted to exercise any of the options granted in the November 2001 grant.

                   (7) In November 2001, Mr. Davis was granted 40,000 options to purchase our Common Stock on a one-for-one basis pursuant to our Long-Term Incentive Plan. The options vest over four years and expire ten years from the date of grant. Mr. Davis has also agreed to a lock-up period of two years following the date of grant during which he will not be permitted to exercise any of the options granted in the November 2001 grant.

                   (8) In July 2001, Mr. Korst was granted 50,000 options to
                       purchase our Common Stock on a one-for-one basis pursuant to our Long-Term Incentive Plan. Of these, 20,000 options vest over four years, 8,750 options vest upon the enactment of legislation in New Jersey that governs our rental and rental purchase business and that is reasonably acceptable to us, 8,750 options vest upon the enactment of legislation in Minnesota that governs our rental and rental purchase business and that is reasonably acceptable to us, and 12,500 options vest upon the enactment of legislation in Wisconsin that governs our rental and rental purchase business and that is reasonably acceptable to us. Notwithstanding the foregoing, all of the options shall immediately vest upon the enactment of pre-emptive United States federal legislation that governs our rental and rental purchase business and that is reasonably acceptable to us. The options expire ten years from the date of grant.

                   (9) In November 2001, Mr. Doll was granted 10,000 options to purchase our Common Stock on a one-for-one basis pursuant to our Long-Term Incentive Plan. The options vest over four years and expire ten years from the date of grant. Mr. Doll has also agreed to a lock-up period of two years following the date of grant during which he will not be permitted to exercise any of the options granted in the November 2001 grant.

                  (10) In November 2001, Mr. Ewbank was granted 10,000 options to purchase our Common Stock on a one-for-one basis pursuant to our Long-Term Incentive Plan. The options vest over four years and expire ten years from the date of grant. Mr. Ewbank has also agreed to a lock-up period of two years following the date of grant during which he will not be permitted to exercise any of the options granted in the November 2001 grant.

                  (11) In July 2000, Mr. Ewbank was granted 5,000 options to purchase our Common Stock on a one-for-one basis pursuant to our Long-Term Incentive Plan. The options vest over four years and expire ten years from the date of grant.

 STOCK OPTIONS GRANTED    We did not grant any stock options to our named executive officers during the fiscal
              IN 2002:    year ended December 31, 2002.

 2002 OPTION HOLDINGS:    The following table contains the number of shares received and the dollar value realized upon the exercise of options by our named executive officers during 2002, as well as values for "in the money" options, meaning a positive spread between the year-end share price of $49.95 and the exercise price for the options held by our named executive officers. These values have not been, and might never be, realized. The options might never be exercised, and the value, if any, will depend on the share price on the exercise date.

                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                AND FISCAL YEAR END OPTION VALUES

                                                                            NUMBER OF              VALUE OF UNEXERCISED
                                                 SHARES                UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                                                ACQUIRED                AT FISCAL YEAR END          AT FISCAL YEAR END
                                                   ON       VALUE        EXERCISABLE(E)/              EXERCISABLE(E)/
                        NAME                    EXERCISE   REALIZED      UNEXERCISABLE(U)           UNEXERCISABLE(U)(1)
                        ----                    --------   --------   ----------------------   -----------------------------
                        Mark E. Speese               --         N/A   34,000(E)   175,000(U)   $  754,363(E)   $4,193,000(U)
                        Mitchell E. Fadel            --         N/A   56,250(E)    93,750(U)   $1,550,278(E)   $2,317,234(U)
                        Dana F. Goble                --         N/A   21,250(E)    23,750(U)   $  521,656(E)   $  573,219(U)
                        Robert D. Davis          10,312    $345,198   11,563(E)    32,500(U)   $  284,612(E)   $  790,316(U)
                        Christopher A. Korst         --         N/A    5,000(E)    45,000(U)   $   18,500(E)   $  166,500(U)
                        Anthony M. Doll           2,500    $ 89,484    5,000(E)     8,750(U)   $  126,884(E)   $  217,372(U)
                        David G. Ewbank           5,000    $162,724    4,375(E)    10,625(U)   $  123,536(E)   $  266,966(U)

                  ------------------------------

                  (1) The closing market price of our Common Stock on December
                      31, 2002 of $49.95, as reported on the Nasdaq National Market of the Nasdaq Stock Market, Inc., was used in the calculation to determine the value of unexercised options.

   STOCK OPTION PLANS:    We have one stock option plan, the Amended and Restated Rent-A-Center, Inc. Long-Term
                          Incentive Plan, for the benefit of certain key employees, consultants and directors.
                          The plan provides the Board of Directors broad discretion in creating equity incentives. Under the plan, 7,900,000 shares of our Common Stock are reserved for issuance under stock options, stock appreciation rights or restricted stock grants.
                          Options granted to employees under the plan become exercisable over a period of one to four years from the date of grant and may be exercised up to a maximum of ten years from date of grant. Options granted to directors are exercisable immediately. There have been no grants of stock appreciation rights and all options have been granted with fixed prices.

                  The following table sets forth certain information concerning all equity compensation plans previously approved by the stockholders and all equity compensation plans not previously approved by the stockholders as of December 31, 2002.

                               EQUITY COMPENSATION PLAN INFORMATION

                                                  NUMBER OF SECURITIES TO     WEIGHTED-AVERAGE         NUMBER OF SECURITIES
                                                  BE ISSUED UPON EXERCISE    EXERCISE PRICE OF       REMAINING AVAILABLE FOR
                                                  OF OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,   FUTURE ISSUANCE UNDER EQUITY
                        PLAN CATEGORY               WARRANTS AND RIGHTS     WARRANTS AND RIGHTS        COMPENSATION PLAN(1)
                        -------------             -----------------------   --------------------   ----------------------------
                        Equity compensation
                          plans approved by
                          security holders......         3,451,076                 $35.32                   1,565,189
                        Equity compensation
                          plans not approved by
                          security holders......                --                     --                          --
                        Total...................         3,451,076                 $35.32                   1,565,189

                  ------------------------------

                   (1) Pursuant to the terms of the plan, when an optionee
                       leaves our employ, unvested options granted to that employee terminate and become available for re-issuance under the plan. Vested options not exercised within 90 days from the date the optionee leaves our employ terminate and become available for re-issuance under the plan.

COMPENSATION COMMITTEE INTERLOCKS, INSIDER PARTICIPATION
AND RELATED PARTY TRANSACTIONS

         INTRUST BANK:    J.V. Lentell, one of our directors, serves as Vice Chairman of the Board of
                          Directors of Intrust Bank, N.A., one of our lenders. Intrust Bank, N.A. is a $10.7 million participant in our senior credit facility. We also maintain a $10.0 million revolving line of credit with Intrust Bank, N.A. Although from time to time we may draw funds from the revolving line of credit, no funds were advanced as of March 26,
                          2003. In addition, Intrust Bank, N.A. serves as trustee of our 401(k) plan.

 APOLLO MANAGEMENT IV,    On August 5, 1998, affiliates of Apollo Management IV, L.P. purchased $250 million
                 L.P.:    of our Preferred Stock. Pursuant to the stock purchase agreement we entered into with affiliates of Apollo Management IV, L.P., the affiliates of Apollo Management
                          IV, L.P. have voting control of 100% of our Preferred Stock, which gives them the right to elect two individuals to our Board. In addition, pursuant to the stockholders agreement we entered into with Apollo and Mr. Speese, Apollo has the right to designate a third individual to be nominated to serve on our Board and who is elected by all of our stockholders. Messrs. Berg and Copses currently serve as the two directors elected by the holders of our Preferred Stock and Mr. Jhawar serves as the director designated by Apollo under the stockholders agreement.
                          In connection with the issuance of our Preferred Stock, we entered into a registration rights agreement with Apollo, which, among other things, granted them two rights to request that their shares be registered. In May 2002, Apollo exercised one of these rights. In connection therewith, the holders of our Preferred Stock converted 97,197 shares of our Preferred Stock held by them into 3,500,000 shares of our Common Stock, which they sold in a registered public offering. In August 2002, the holders of our Preferred Stock converted all but two shares held by them into
                          7,281,548 shares of our Common Stock. In connection with this conversion, we granted
                          Apollo an additional right to effect a demand registration under the existing registration rights agreement, such that Apollo now has two demand rights.

    TALLEY REPURCHASE:    In connection with the retirement of J. Ernest Talley, our former Chairman and Chief
                          Executive Officer, we entered into an agreement with Mr. Talley to repurchase $25.0 million worth of shares of our Common Stock beneficially held by Mr. Talley at a purchase price equal to the average closing price of our Common Stock over the 10 trading days beginning October 9, 2001, subject to a maximum of $27.00 per share and a minimum of $20.00 per share. Under this formula, the purchase price for the repurchase was calculated at $20.258 per share. Accordingly, on October 23, 2001, we repurchased 493,632 shares of our Common Stock beneficially held by Mr. Talley at
                          $20.258 per share for a total purchase price of $10.0 million, and on November 30,
                          2001, we repurchased an additional 740,448 shares of our Common Stock beneficially held by Mr. Talley at $20.258 per share, for a total purchase price of an additional
                          $15.0 million. On January 25, 2002, we exercised the option to repurchase all of the remaining 1,714,086 shares of our Common Stock beneficially held by Mr. Talley at
                          $20.258 per share. We repurchased those remaining shares on January 30, 2002, for a total purchase price of an additional $34.7 million.

     TEXTRON FINANCIAL    ColorTyme is a party to an agreement with Textron Financial Corporation, who
          CORPORATION:    provides $40.0 million in aggregate financing to qualifying franchisees of
                          ColorTyme. Under this agreement, the occurrence of certain events may result in
                          ColorTyme succeeding to the rights of Textron under the debt agreements. An additional $10.0 million of financing is provided by Texas Capital Bank, National
                          Association under an arrangement similar to the Textron financing. Mr. Speese is a passive investor in Texas Capital Bank, owning less than 1% of its outstanding equity. We guarantee the obligations of ColorTyme under these agreements up to a maximum amount of $50.0 million, of which $32.9 million was outstanding at March 26,
                          2003.

 COMMITTEE INTERLOCKS:    None of our executive officers served as a member of the compensation or similar committee or as a member of the Board of Directors of any other entity of which an executive officer served on the Compensation Committee or Board of Directors of
                          Rent-A-Center.

                                 OTHER BUSINESS

The Board does not intend to bring any business before the annual stockholders meeting other than the matters referred to in this notice and at this date has not been informed of any matters that may be presented to the annual stockholders meeting by others. If, however, any other matters properly come before the annual stockholders meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

Representatives of Grant Thornton LLP, the Company's independent certified public accountants for the fiscal year ended December 31, 2002, will attend the annual stockholders meeting and be available to respond to appropriate questions which may be asked by stockholders. These representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

                   INDEPENDENT PUBLIC ACCOUNTANT INFORMATION

Grant Thornton LLP served as our independent accounting firm for the 2002 fiscal year. We paid the following fees to Grant Thornton for professional and other services rendered by them during fiscal 2002:

    - Audit Fees. The aggregate fees billed for professional services rendered by Grant Thornton for the audit of our financial statements for the 2002 fiscal year and the reviews of the financial statements included in our quarterly reports on Form 10-Q for the fiscal year were approximately $274,600.

    - Financial Information Systems Design and Implementation Fees. Grant Thornton did not provide any services related to financial information systems design and implementation during the 2002 fiscal year.

    - All Other Fees. The aggregate fees billed for all other services rendered by Grant Thornton to us during the 2002 fiscal year, exclusive of those services described above, were approximately $118,530.

The Audit Committee of the Board has considered whether Grant Thornton's provision of services, other than services rendered in connection with the audit of our annual financial statements, is compatible with maintaining Grant Thornton's independence.

The Audit Committee of the Board has not appointed an independent public accounting firm for the 2003 fiscal year. The Board and the Audit Committee annually review the performance of our independent public accountants and the fees charged for their services. The Board anticipates, from time to time, obtaining competitive proposals from other independent public accounting firms for our annual audit. Based upon the Board's and Audit Committee's analysis of this information, we will determine which independent public accounting firm to engage to perform our annual audit each year.

         AUDIT COMMITTEE REPORT ON RENT-A-CENTER'S FINANCIAL STATEMENTS

 THE COMMITTEE:  Our Board has established its Audit Committee to recommend the appointment of our independent accountants and approve audit reports and plans, accounting policies, audit fees and certain other expenses. The Audit Committee is composed of three members, all of which are "independent" as defined in the NASD listing standards, and operates under a written charter. We are presently reviewing our written charter, and it is expected that our Board, with the recommendation of our Audit Committee, will amend the charter later this year to reflect relevant provisions of the Sarbanes-Oxley Act and related SEC and NASD rules. The Audit Committee has prepared the following report on its activities with respect to our financial statements for the fiscal year ended December 31, 2002.
                 Management is responsible for Rent-A-Center's financial reporting process including its system of internal control, and for the preparation of Rent-A-Center's consolidated financial statements in accordance with generally accepted accounting principles. Grant Thornton is responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. The members of the Audit Committee are not employees of Rent-A-Center, and, although our Board has determined certain members of the Audit Committee are "audit committee financial experts" as defined by SEC rules, none of the members of the Audit Committee represent themselves to be, or to serve as, accountants or auditors by profession or experts in the field of accounting or auditing.

     REVIEW AND  In connection with the preparation of our audited financial
    DISCUSSION:  statements for the fiscal year ended December 31, 2002, the
                 Audit Committee has:



                 - reviewed and discussed the audited financial statements
                   with management;



                 - discussed with Grant Thornton, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61; and



                 - received the written disclosures and the letter from Grant
                   Thornton required by Independence Standards Board Standard
                   No. 1, and has discussed with Grant Thornton its independence from Rent-A-Center.




RECOMMENDATION:  Based on the review and discussion referred to above and relying thereon, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the U.S.
                 Securities and Exchange Commission.

                                            AUDIT COMMITTEE
                                            Peter P. Copses, Chairman
                                            Mary Elizabeth Burton
                                            J.V. Lentell

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of our shares, and upon representations from those persons, we believe that all SEC stock ownership reports required to be filed by those reporting persons during 2002 were timely made, except: J. Ernest Talley, our former Chairman and Chief Executive Officer, failed to file a Form 4 during 2001. Mr. Talley subsequently filed a late Form 4 during 2002. In addition, Mr. Arendt failed to file a Form 5 on a timely basis with respect to fiscal year 2002. Mr. Arendt subsequently filed a late Form 5.

                         RENT-A-CENTER STOCK OWNERSHIP

The following table lists our stock ownership for our directors, our named executive officers, and our known 5% stockholders. Ownership includes direct and indirect (beneficial) ownership, as defined by SEC rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. Information in the table is as of March 26, 2003.

                                                                   SHARES OF            SHARES OF SERIES A
                                                                  COMMON STOCK           PREFERRED STOCK
                                                               BENEFICIALLY OWNED       BENEFICIALLY OWNED
                                                           --------------------------   ------------------
NAME AND ADDRESS OF                                                          PERCENT              PERCENT
BENEFICIAL OWNER                                             NUMBER          OF CLASS   NUMBER    OF CLASS
-------------------                                        ----------        --------   -------   --------
Mark E. Speese...........................................   1,210,832(1)       3.47%         --       --
Mitchell E. Fadel........................................      99,524(2)          *          --       --
Dana F. Goble............................................      24,579(3)          *          --       --
Robert D. Davis..........................................      12,499(4)          *          --       --
Christopher A. Korst.....................................       5,000(5)          *          --       --
Anthony M. Doll..........................................       5,688(6)          *          --       --
David G. Ewbank..........................................       4,375(5)          *          --       --
J.V. Lentell.............................................      28,000(5)          *          --       --
Mary Elizabeth Burton....................................       9,000(5)          *          --       --
Laurence M. Berg(7)......................................      25,000(5)(7)       *          --       --
Peter P. Copses(7).......................................      25,000(5)(7)       *          --       --
Andrew S. Jhawar(7)......................................      14,000(5)(7)       *          --       --
Apollo(8)................................................   7,001,973         20.08%          2    100.0%
Wasatch Advisors, Inc.(9)................................   3,881,092         11.13%         --       --
All executive officers and directors as a group (11
  total).................................................   1,455,335(10)      4.15%         --       --

---------------

  *  Less than 1%.

 (1) Includes (A) 833,878 shares held directly by Mr. Speese, (B) 34,000 shares underlying stock options which are currently exercisable, (C) 91,154 shares held by the Mark Speese 2000 Grantor Retained Annuity Trust, a trust organized under the laws of the State of Texas, of which Mr. Speese is the sole trustee, (D) 91,186 shares held by the Carolyn Speese 2000 Grantor Retained Annuity Trust, a trust organized under the laws of the State of Texas, of which Mr. Speese is the sole trustee, (E) 158,814 shares held by his spouse, Carolyn Speese, and (F) 1,800 held by his children. Mr. Speese disclaims beneficial ownership of the 1,800 shares held by his children.

 (2) Includes 56,250 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable.

 (3) Includes 23,750 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable.

 (4) Includes 11,563 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable.

 (5) All of which are issuable pursuant to currently exercisable options granted under the Long-Term Incentive Plan.

 (6) Includes 5,000 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable.

 (7) Messrs. Berg, Copses and Jhawar are Vice Presidents of Apollo Management, L.P. Accordingly, each of Messrs. Berg, Copses and Jhawar may be deemed to beneficially own shares owned by Apollo. Messrs. Berg, Copses and Jhawar each disclaim beneficial ownership with respect to any such shares owned by Apollo.

 (8) The address of Apollo is 1999 Avenue of the Stars, Suite 1900, Los Angeles, California 90067. Of the 7,001,973 shares of Common Stock beneficially owned by Apollo, 70 shares represent the shares of Common Stock into which the Preferred Stock is convertible. Apollo owns two shares of our Preferred Stock, which represent 100% of the outstanding shares of our Preferred Stock.

 (9) The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(10) Includes 233,463 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable.

                     VOTING PROCEDURES/REVOKING YOUR PROXY

        QUORUM: For purposes of electing our directors and for all other purposes, the holders of a majority of the votes entitled to vote at this year's annual stockholders meeting, including the votes entitled to vote held by the holders of our Preferred Stock, present in person or by proxy, will constitute a quorum.

 VOTES REQUIRED  To be elected, directors must receive a plurality of the
   TO APPROVE A  shares voting in person or by proxy, provided a quorum
      PROPOSAL:  exists. A plurality means receiving the largest number of votes, regardless of whether that is a majority. All other matters submitted to you at the meeting will be decided by a majority of the votes cast on the matter, provided a quorum exists, except as otherwise provided by law or our Certificate of Incorporation or Bylaws.

         SHARES On the Record Date, there were 34,866,048 shares of our OUTSTANDING Common Stock outstanding. Each share of Common Stock
  AND NUMBER OF  entitles the holder to one vote per share. On the Record
         VOTES:  Date, there were two shares of Preferred Stock outstanding.
                 These shares of Preferred Stock entitle the holders to 70 votes in the aggregate.

    ABSTENTIONS Those who fail to return a proxy or attend the meeting will AND BROKER not count towards determining any required plurality, NON-VOTES: majority or quorum. Stockholders and brokers returning proxies or attending the meeting who abstain from voting on the election of our directors will count towards determining a quorum. However, such abstentions will have no effect on the outcome of the election of our directors.

                 Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. In the event that a broker does not receive voting instructions for these matters from its customers, a broker may notify us that it lacks voting authority to vote those shares. These "broker non-votes" refer to votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions. These broker non-votes will be included in determining whether a quorum exists, but will have no effect on the outcome of the election of our directors.

HOW THE PROXIES  The enclosed proxies will be voted in accordance with the
 WILL BE VOTED:  instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted as noted on the first page of this proxy statement.

    HOW YOU MAY  You may revoke your proxies by:
    REVOKE YOUR
       PROXIES:  - Delivering a signed, written revocation letter, dated later than the proxy, to David M. Glasgow, Corporate
                   Secretary, at 5700 Tennyson Parkway, Third Floor, Plano,
                   Texas 75024;

                 - Delivering a signed proxy, dated later than the first one, to Mellon Investor Services LLC, 600 Willow Tree Road,
                   Leonia, NJ 07605, Attn: Norma Cianfaglione; or

                 - Attending the meeting and voting in person or by proxy.
                   Attending the meeting alone will not revoke your proxy.

          PROXY  Our employees will solicit proxies for no additional
  SOLICITATION:  compensation. We will reimburse banks, brokers, custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

      DATES FOR  From time to time, stockholders may seek to nominate
  SUBMISSION OF  directors or present proposals for inclusion in the proxy
  STOCKHOLDERS'  statement and form of proxy for consideration at an annual
     PROPOSALS:  stockholders meeting. To be included in the proxy statement or considered at an annual or any special meeting, you must timely submit nominations of directors or proposals, in addition to meeting other legal requirements. We must receive proposals for the 2004 annual stockholders meeting no later than December 25, 2003 for possible inclusion in the proxy statement, or prior to February 21, 2004 for possible consideration at the meeting, which is expected to take place on May 20, 2004. Direct any proposals, as well as related questions, to the undersigned.

                           ANNUAL REPORT ON FORM 10-K

YOU MAY OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-K THAT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE, BY SUBMITTING A WRITTEN REQUEST TO:

                                        DAVID M. GLASGOW, CORPORATE SECRETARY
                                        RENT-A-CENTER, INC.
                                        5700 TENNYSON PARKWAY, THIRD FLOOR
                                        PLANO, TEXAS 75024.

YOU MAY ALSO OBTAIN OUR SEC FILINGS THROUGH THE INTERNET AT WWW.SEC.GOV.

                                          By order of the Board of Directors,

                                          /s/ DAVID M. GLASGOW
                                          David M. Glasgow
                                          Corporate Secretary

                                          PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                              RENT-A-CENTER, INC.
                      5700 TENNYSON PARKWAY, FOURTH FLOOR
                               PLANO, TEXAS 75024
                      THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY

                                   ----------

                                  COMMON STOCK

The undersigned, hereby revoking all prior proxies, hereby appoints Robert D. Davis and David M. Glasgow jointly and severally, with full power to act alone, as my true and lawful attorneys-in-fact, agents and proxies, with full and several power of substitution to each, to vote all the shares of Common Stock of Rent-A-Center, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Rent-A- Center, Inc. to be held on May 21, 2003 and at any adjournments and postponements thereof. The above-named proxies are hereby instructed to vote as shown on the reverse side of this card.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED HEREIN, BUT WHERE NO DIRECTION IS GIVEN IT WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS AND IN THE DISCRETION OF THE ABOVE-NAMED PERSONS ACTING AS PROXIES ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

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                                                                Please
                                                                Mark Here
                                                                for Address [ ]
                                                                Change or
                                                                Comments
                                                                SEE REVERSE SIDE



1. ELECTION OF CLASS III DIRECTORS for the Item set                      2. In their discretion, upon such other business as may
   forth in the accompanying proxy statement.                               properly come before the meeting.

      FOR             WITHHOLD AUTHORITY
  the nominees      to vote for the nominees
  listed below           listed below
      [ ]                    [ ]
                                                                                                           I PLAN TO ATTEND [ ]


01 J.V. Lentell
02 Andrew S. Jhawar                                                      The undersigned(s) acknowledges receipt of the Notice of
                                                                         2003 Annual Meeting of Stockholders and the proxy
                                                                         statement accompanying the same.
WITHHELD FOR: (To withhold authority to vote for any
individual nominee, write the nominee's name in the
space provided below.)
                                                                         Dated:                                        , 2003
-------------------------------------------------------                        ----------------------------------------


                                                                         ----------------------------------------------------------
                                                                                                   Signature

                                                                         ----------------------------------------------------------
                                                                                            Signature if held jointly

                                                                                   PLEASE DATE, SIGN AND RETURN THIS PROXY
                                                                                      PROMPTLY IN THE ENCLOSED ENVELOPE.


                                                                         Please date this proxy and sign your name exactly as it
                                                                         appears hereon. If there is more than one owner, each
                                                                         should sign. When signing as an agent, attorney,
                                                                         administrator, guardian or trustee, please indicate your
                                                                         title as such. If executed by a corporation this proxy
                                                                         should be signed in the corporate name by a duly authorized officer who should so indicate his or her title.


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
                              RENT-A-CENTER, INC.
                      5700 TENNYSON PARKWAY, FOURTH FLOOR
                               PLANO, TEXAS 75024
                      THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY

                                   ----------

                            SERIES A PREFERRED STOCK

         The undersigned, hereby revoking all prior proxies, hereby appoints Robert D. Davis and David M. Glasgow jointly and severally, with full power to act alone, as my true and lawful attorneys-in-fact, agents and proxies, with full and several power of substitution to each, to vote all the shares of Series A Preferred Stock of Rent-A-Center, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Rent-A-Center, Inc. to be held on May 21, 2003 and at any adjournments and postponements thereof. The above-named proxies are hereby instructed to vote as shown on the reverse side of this card.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED HEREIN, BUT WHERE NO DIRECTION IS GIVEN IT WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS AND IN THE DISCRETION OF THE ABOVE-NAMED PERSONS ACTING AS PROXIES ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

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    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)

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                            o FOLD AND DETACH HERE o

                                                                Please
                                                                Mark Here
                                                                for Address [ ]
                                                                Change or
                                                                Comments
                                                                SEE REVERSE SIDE



1. ELECTION OF CLASS III DIRECTORS for the Item set                      2. In their discretion, upon such other business as may
   forth in the accompanying proxy statement.                               properly come before the meeting.

      FOR             WITHHOLD AUTHORITY
  the nominees      to vote for the nominees
  listed below           listed below
      [ ]                    [ ]
                                                                                                           I PLAN TO ATTEND [ ]


01 J.V. Lentell
02 Andrew S. Jhawar                                                      The undersigned(s) acknowledges receipt of the Notice of
                                                                         2003 Annual Meeting of Stockholders and the proxy
                                                                         statement accompanying the same.
WITHHELD FOR: (To withhold authority to vote for any
individual nominee, write the nominee's name in the
space provided below.)
                                                                         Dated:                                        , 2003
-------------------------------------------------------                        ----------------------------------------


                                                                         ----------------------------------------------------------
                                                                                                   Signature

                                                                         ----------------------------------------------------------
                                                                                            Signature if held jointly

                                                                                   PLEASE DATE, SIGN AND RETURN THIS PROXY
                                                                                      PROMPTLY IN THE ENCLOSED ENVELOPE.


                                                                         Please date this proxy and sign your name exactly as it
                                                                         appears hereon. If there is more than one owner, each
                                                                         should sign. When signing as an agent, attorney,
                                                                         administrator, guardian or trustee, please indicate your
                                                                         title as such. If executed by a corporation this proxy
                                                                         should be signed in the corporate name by a duly authorized officer who should so indicate his or her title.


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